Exhibit 99.1

Essent Group Ltd. Reports First Quarter 2019 Results
HAMILTON, Bermuda--(BUSINESS WIRE)--May 3, 2019--Essent Group Ltd. (NYSE: ESNT) today reported net income for the quarter ended March 31, 2019 of $127.7 million or $1.30 per diluted share, compared to $111.1 million or $1.13 per diluted share for the quarter ended March 31, 2018. As of March 31, 2019, Essent had insurance in force of $143.2 billion and consolidated stockholders' equity of $2.5 billion.
“We were pleased with our strong financial results for the first quarter as our operating environment remains favorable and credit continues to perform well,” said Mark Casale, Chairman and Chief Executive Officer. “Also, we continue to make solid progress in strengthening our franchise as we successfully rolled out our risk based pricing engine EssentEDGE and reinsured our 2018 NIW. Our outlook on our business and housing remains positive and we continue to believe that we are well positioned to continue growing our company.”
Financial Highlights:

•	Insurance in force as of March 31, 2019 was $143.2 billion, compared to $137.7 billion as of December 31, 2018 and $115.3 billion as of March 31, 2018.

•	New insurance written for the first quarter was $11.0 billion, compared to $11.4 billion in the fourth quarter of 2018 and $9.3 billion in the first quarter of 2018.

•	Net premiums earned for the first quarter were $177.8 million, compared to $173.3 million in the fourth quarter of 2018 and $152.6 million in the first quarter of 2018.

•	The expense ratio for the first quarter was 23.1%, compared to 22.8% in the fourth quarter of 2018 and 25.0% in the first quarter of 2018.

•
The provision for losses and LAE for the first quarter was $7.1 million, compared to a benefit of $1.0 million in the fourth quarter of 2018 and a provision of $5.3 million in the first quarter of 2018. The provision in the fourth quarter of 2018 included a $9.9 million release of the $11.1 million reserve associated with loans identified as related to Hurricanes Harvey and Irma that was established in the fourth quarter of 2017.

•	The percentage of loans in default as of March 31, 2019 was 0.65%, compared to 0.66% as of December 31, 2018 and 0.86% as of March 31, 2018.

•	The combined ratio for the first quarter was 27.1%, compared to 22.2% in the fourth quarter of 2018 and 28.5% in the first quarter of 2018.

•	The consolidated balance of cash and investments at March 31, 2019 was $3.0 billion, including cash and investment balances at Essent Group Ltd. of $73.8 million.

•
The combined risk-to-capital ratio of the U.S. mortgage insurance business, which includes statutory capital for both Essent Guaranty, Inc. and Essent Guaranty of PA, Inc., was 13.5:1 as of March 31, 2019.

•
In February, Essent Guaranty, Inc. obtained $473.2 million of excess of loss reinsurance coverage on mortgage insurance policies written by Essent in 2018. The reinsurance is fully collateralized by ten-year mortgage insurance-linked notes (“ILNs”) issued by Radnor Re 2019-1 Ltd., an unaffiliated special purpose insurer.

•
In a separate transaction, Essent Guaranty, Inc. entered into an excess of loss collateralized reinsurance agreement with a panel of U.S. and global reinsurers which provides additional reinsurance protection of $118.7 million on mortgage insurance policies written by Essent in 2018.

Conference Call
Essent management will hold a conference call at 10:00 AM Eastern time today to discuss its results. The conference call will be broadcast live over the Internet at http://ir.essentgroup.com/investors/webcasts-and-presentations/event-calendar/default.aspx. The call may also be accessed by dialing 833-287-0797 inside the U.S., or 647-689-4456 for international callers, using passcode 7833038 or by referencing Essent.
A replay of the webcast will be available on the Essent website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 800-585-8367 inside the U.S., or 416-621-4642 for international callers, passcode 7833038.
In addition to the information provided in the company's earnings news release, other statistical and financial information, which may be referred to during the conference call, will be available on Essent's website at http://ir.essentgroup.com/investors/financial-information/quarterly-financial-supplements/default.aspx.

Forward-Looking Statements
This press release may include “forward-looking statements” which are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," “should,” “expect,” "plan," "anticipate," "believe," “estimate,” “predict,” or "potential" or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: changes in or to Fannie Mae and Freddie Mac (the “GSEs”), whether through Federal legislation, restructurings or a shift in business practices; failure to continue to meet the mortgage insurer eligibility requirements of the GSEs; competition for customers; lenders or investors seeking alternatives to private mortgage insurance; an increase in the number of loans insured through Federal government mortgage insurance programs, including those offered by the Federal Housing Administration; decline in new insurance written and franchise value due to loss of a significant customer; decline in the volume of low down payment mortgage originations; the definition of "Qualified Mortgage" reducing the size of the mortgage origination market or creating incentives to use government mortgage insurance programs; the definition of "Qualified Residential Mortgage" reducing the number of low down payment loans or lenders and investors seeking alternatives to private mortgage insurance; the implementation of the Basel III Capital Accord discouraging the use of private mortgage insurance; a decrease in the length of time that insurance policies are in force; uncertainty of loss reserve estimates; deteriorating economic conditions; our non-U.S. operations becoming subject to U.S. Federal income taxation; becoming considered a passive foreign investment company for U.S. Federal income tax purposes; and other risks and factors described in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on February 19, 2019. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Non-GAAP Financial Measures
In presenting Essent Group Ltd.’s results, management has included financial measures, including adjusted book value per share, that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures are referred to as “non-GAAP measures.” These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial supplement in accordance with Regulation G.

About the Company
Essent Group Ltd. (NYSE: ESNT) is a Bermuda-based holding company (collectively with its subsidiaries, “Essent”) which, through its wholly-owned subsidiary, Essent Guaranty, Inc., offers private mortgage insurance for single-family mortgage loans in the United States. Essent provides private capital to mitigate mortgage credit risk, allowing lenders to make additional mortgage financing available to prospective homeowners. Headquartered in Radnor, Pennsylvania, Essent Guaranty, Inc. is licensed to write mortgage insurance in all 50 states and the District of Columbia, and is approved by Fannie Mae and Freddie Mac. Essent also offers mortgage-related insurance, reinsurance and advisory services through its Bermuda-based subsidiary, Essent Reinsurance Ltd. Additional information regarding Essent may be found at www.essentgroup.com and www.essent.us.

Source: Essent Group Ltd.

Essent Group Ltd. and Subsidiaries
Financial Results and Supplemental Information (Unaudited)
Quarter Ended March 31, 2019

Exhibit A	Condensed Consolidated Statements of Comprehensive Income (Unaudited)
Exhibit B	Condensed Consolidated Balance Sheets (Unaudited)
Exhibit C	Historical Quarterly Data
Exhibit D	New Insurance Written
Exhibit E	Insurance in Force and Risk in Force
Exhibit F	Other Risk in Force
Exhibit G	Portfolio Vintage Data
Exhibit H	Reinsurance Vintage Data
Exhibit I	Portfolio Geographic Data
Exhibit J	Defaults, Reserve for Losses and LAE, and Claims
Exhibit K	Investments Available for Sale
Exhibit L	Insurance Company Capital
Exhibit M	Reconciliation of Non-GAAP Financial Measure - Adjusted Book Value per Share

		Exhibit A

Essent Group Ltd. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2019	2018
Revenues:
Net premiums written	$177,644	$165,225
Decrease (increase) in unearned premiums	147	(12,667)
Net premiums earned	177,791	152,558
Net investment income	19,880	13,714
Realized investment gains, net	660	197
Other income	2,195	994
Total revenues	200,526	167,463

Losses and expenses:
Provision for losses and LAE	7,107	5,309
Other underwriting and operating expenses	41,030	38,124
Interest expense	2,670	2,450
Total losses and expenses	50,807	45,883

Income before income taxes	149,719	121,580
Income tax expense	21,999	10,511
Net income	$127,720	$111,069

Earnings per share:
Basic	$1.31	$1.14
Diluted	1.30	1.13

Weighted average shares outstanding:
Basic	97,595	97,298
Diluted	98,104	97,951

Net income	$127,720	$111,069

Other comprehensive income (loss):
Change in unrealized appreciation (depreciation) of investments	38,366	(28,750)
Total other comprehensive income (loss)	38,366	(28,750)
Comprehensive income	$166,086	$82,319

Loss ratio	4.0%	3.5%
Expense ratio	23.1	25.0
Combined ratio	27.1%	28.5%

		Exhibit B

Essent Group Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
(In thousands, except per share amounts)	2019	2018
Assets
Investments
Fixed maturities available for sale, at fair value	$2,765,267	$2,605,666
Short-term investments available for sale, at fair value	210,822	154,400
Total investments available for sale	2,976,089	2,760,066
Other invested assets	32,735	30,952
Total investments	3,008,824	2,791,018
Cash	40,489	64,946
Accrued investment income	18,176	17,627
Accounts receivable	38,194	36,881
Deferred policy acquisition costs	15,657	16,049
Property and equipment	17,940	7,629
Prepaid federal income tax	202,385	202,385
Other assets	11,580	13,436

Total assets	$3,353,245	$3,149,971

Liabilities and Stockholders' Equity
Liabilities
Reserve for losses and LAE	$53,484	$49,464
Unearned premium reserve	295,320	295,467
Net deferred tax liability	196,040	172,642
Credit facility borrowings, net of deferred costs	223,807	223,664
Securities purchased payable	22,546	2,041
Other accrued liabilities	34,245	40,976
Total liabilities	825,442	784,254

Commitments and contingencies

Stockholders' Equity
Common shares	1,475	1,472
Additional paid-in capital	1,106,797	1,110,800
Accumulated other comprehensive income (loss)	9,373	(28,993)
Retained earnings	1,410,158	1,282,438
Total stockholders' equity	2,527,803	2,365,717

Total liabilities and stockholders' equity	$3,353,245	$3,149,971

Return on average equity (1)	20.9%	21.7%

(1) The 2019 return on average equity is calculated by dividing annualized year-to-date 2019 net income by average equity.  The 2018 return on average equity is calculated by dividing full year 2018 net income by average equity.

				Exhibit C
Essent Group Ltd. and Subsidiaries
Supplemental Information
Historical Quarterly Data

	2019	2018
Selected Income Statement Data	March 31	December 31	September 30	June 30	March 31
(In thousands, except per share amounts)
Revenues:
Net premiums written	$177,644	$176,437	$175,221	$168,404	$165,225

Net premiums earned (1)	177,791	173,301	166,675	156,958	152,558
Other revenues (2)	22,735	19,823	18,323	16,810	14,905
Total revenues	200,526	193,124	184,998	173,768	167,463

Losses and expenses:
Provision for losses and LAE (3)	7,107	(999)	5,452	1,813	5,309
Other underwriting and operating expenses	41,030	39,449	36,899	36,428	38,124
Interest expense	2,670	2,611	2,500	2,618	2,450
Total losses and expenses	50,807	41,061	44,851	40,859	45,883

Income before income taxes	149,719	152,063	140,147	132,909	121,580
Income tax expense (4)	21,999	23,535	24,136	21,154	10,511
Net income	$127,720	$128,528	$116,011	$111,755	$111,069

Earnings per share:
Basic	$1.31	$1.32	$1.19	$1.15	$1.14
Diluted	1.30	1.31	1.18	1.14	1.13

Weighted average shares outstanding:
Basic	97,595	97,450	97,438	97,426	97,298
Diluted	98,104	98,066	98,013	97,866	97,951

Other Data:
Loss ratio (5)	4.0%	(0.6)%	3.3%	1.2%	3.5%
Expense ratio (6)	23.1	22.8	22.1	23.2	25.0
Combined ratio	27.1%	22.2%	25.4%	24.4%	28.5%

Return on average equity (annualized)	20.9%	22.4%	21.5%	21.8%	22.6%

(1) Net premiums earned are net of premiums ceded to third-party reinsurers. Premiums ceded totaled $6,038, $3,731, $3,158, $3,585 and $294 in the three months ended March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018, respectively.

(2) Certain of our third-party reinsurance agreements contain an embedded derivative as the premium ceded under those agreements will vary based on changes in interest rates. Other revenues for the quarter ended March 31, 2019 includes a $1,424 favorable increase in the fair value of these embedded derivatives.

(3) Provision for losses and LAE for the quarter ended December 31, 2018 includes a $9,941 reduction associated with previously identified hurricane-related defaults based on the performance to date and our expectations of the amount of ultimate losses on the remaining delinquencies.

(4) Income tax expense for the quarters ended March 31, 2019 and 2018 was reduced by $1,956 and $9,549, respectively, of excess tax benefits associated with the vesting of common shares and common share units during each period. Income tax expense for the quarter ended September 30, 2018 includes $1,450 of expense associated with accrual to return adjustments associated with the completion of the 2017 U.S. federal income tax return.

(5) Loss ratio is calculated by dividing the provision for losses and LAE by net premiums earned.
(6) Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

				Exhibit C, continued
Essent Group Ltd. and Subsidiaries
Supplemental Information
Historical Quarterly Data

	2019	2018
Other Data, continued:	March 31	December 31	September 30	June 30	March 31
($ in thousands)

U.S. Mortgage Insurance Portfolio
Flow:
New insurance written	$10,945,307	$11,408,542	$13,913,191	$12,850,642	$9,336,150
New risk written	2,713,389	2,838,530	3,430,942	3,201,610	2,295,314

Bulk:
New insurance written	$55,002	$—	$—	$—	$—
New risk written	6,542	—	—	—	—

Total:
Average gross premium rate (7)	0.50%	0.50%	0.51%	0.52%	0.52%
Average net premium rate (8)	0.48%	0.49%	0.50%	0.51%	0.52%
New insurance written	$11,000,309	$11,408,542	$13,913,191	$12,850,642	$9,336,150
New risk written	$2,719,931	$2,838,530	$3,430,942	$3,201,610	$2,295,314
Insurance in force (end of period)	$143,181,641	$137,720,786	$131,249,957	$122,501,246	$115,250,949
Gross risk in force (end of period) (9)	$35,925,830	$34,482,448	$32,786,194	$30,579,106	$28,691,561
Risk in force (end of period)	$34,744,417	$33,892,869	$32,361,782	$30,154,694	$28,267,149
Policies in force	629,808	608,135	581,570	546,576	517,215
Weighted average coverage (10)	25.1%	25.0%	25.0%	25.0%	24.9%
Annual persistency	85.1%	84.9%	84.0%	83.0%	83.5%

Loans in default (count)	4,096	4,024	3,538	3,519	4,442
Percentage of loans in default	0.65%	0.66%	0.61%	0.64%	0.86%

Other Risk in Force
GSE and other risk share (11)	$771,175	$655,384	$612,750	$592,493	$557,692

Credit Facility
Borrowings outstanding	$225,000	$225,000	$225,000	$225,000	$265,000
Undrawn committed capacity	$275,000	$275,000	$275,000	$275,000	$110,000
Weighted average interest rate	4.48%

(7) Average gross premium rate is calculated by dividing annualized premiums earned for the U.S. mortgage insurance portfolio, before reductions for premiums ceded under third-party reinsurance, by average insurance in force for the period.

(8) Average net premium rate is calculated by dividing annualized net premiums earned for the U.S. mortgage insurance portfolio by average insurance in force for the period.
(9) Gross risk in force includes risk ceded under third-party reinsurance.
(10) Weighted average coverage is calculated by dividing end of period gross risk in force by end of period insurance in force.
(11) GSE and other risk share includes GSE risk share and other reinsurance transactions. Essent Re provides insurance or reinsurance relating to the risk in force on loans in reference pools acquired by Freddie Mac and Fannie Mae.

					Exhibit D

Essent Group Ltd. and Subsidiaries
Supplemental Information
New Insurance Written: Flow

NIW by Credit Score
	Three Months Ended
	March 31, 2019		December 31, 2018		March 31, 2018
($ in thousands)
>=760	$4,470,503	40.8%	$4,737,774	41.5%	$3,832,218	41.0%
740-759	1,912,141	17.5	1,959,523	17.2	1,550,138	16.6
720-739	1,565,613	14.3	1,665,931	14.6	1,339,145	14.3
700-719	1,352,545	12.4	1,349,689	11.8	1,144,900	12.3
680-699	907,969	8.3	875,125	7.7	809,618	8.7
<=679	736,536	6.7	820,500	7.2	660,131	7.1
Total	$10,945,307	100.0%	$11,408,542	100.0%	$9,336,150	100.0%

Weighted average credit score	744		745		744

NIW by LTV
	Three Months Ended
	March 31, 2019		December 31, 2018		March 31, 2018
($ in thousands)
85.00% and below	$1,442,833	13.2%	$1,384,296	12.1%	$1,212,336	13.0%
85.01% to 90.00%	2,950,348	26.9	3,124,625	27.4	2,708,512	29.0
90.01% to 95.00%	4,659,337	42.6	4,955,729	43.4	4,078,208	43.7
95.01% and above	1,892,789	17.3	1,943,892	17.1	1,337,094	14.3
Total	$10,945,307	100.0%	$11,408,542	100.0%	$9,336,150	100.0%

Weighted average LTV	92%		92%		92%

NIW by Product
	Three Months Ended
	March 31, 2019		December 31, 2018		March 31, 2018
Single Premium policies		12.3%		13.5%		20.3%
Monthly Premium policies		87.7		86.5		79.7
		100.0%		100.0%		100.0%

NIW by Purchase vs. Refinance
	Three Months Ended
	March 31, 2019		December 31, 2018		March 31, 2018
Purchase		87.6%		93.3%		85.3%
Refinance		12.4		6.7		14.7
		100.0%		100.0%		100.0%

						Exhibit E

Essent Group Ltd. and Subsidiaries
Supplemental Information
Insurance in Force and Risk in Force

Portfolio by Credit Score
IIF by FICO score	March 31, 2019		December 31, 2018		March 31, 2018
($ in thousands)
>=760	$61,191,185	42.7%	$59,249,659	43.0%	$50,359,464	43.7%
740-759	23,919,745	16.7	22,843,145	16.6	18,791,203	16.3
720-739	20,728,151	14.5	19,898,885	14.5	16,473,367	14.3
700-719	16,454,730	11.5	15,714,206	11.4	12,857,417	11.2
680-699	11,774,884	8.2	11,299,829	8.2	9,622,067	8.3
<=679	9,112,946	6.4	8,715,062	6.3	7,147,431	6.2
Total	$143,181,641	100.0%	$137,720,786	100.0%	$115,250,949	100.0%

Weighted average credit score	746		746		747

Gross RIF by FICO score	March 31, 2019		December 31, 2018		March 31, 2018
($ in thousands)
>=760	$15,303,364	42.6%	$14,789,783	42.9%	$12,519,237	43.6%
740-759	6,012,004	16.7	5,736,432	16.6	4,707,875	16.4
720-739	5,257,051	14.6	5,036,063	14.6	4,142,041	14.5
700-719	4,144,221	11.6	3,943,925	11.4	3,192,804	11.1
680-699	2,974,758	8.3	2,846,297	8.3	2,402,777	8.4
<=679	2,234,432	6.2	2,129,948	6.2	1,726,827	6.0
Total	$35,925,830	100.0%	$34,482,448	100.0%	$28,691,561	100.0%

Portfolio by LTV
IIF by LTV	March 31, 2019		December 31, 2018		March 31, 2018
($ in thousands)
85.00% and below	$15,581,861	10.9%	$15,123,578	11.0%	$13,371,220	11.6%
85.01% to 90.00%	42,045,657	29.3	41,020,839	29.8	35,907,759	31.2
90.01% to 95.00%	68,414,122	47.8	66,028,990	47.9	56,367,801	48.9
95.01% and above	17,140,001	12.0	15,547,379	11.3	9,604,169	8.3
Total	$143,181,641	100.0%	$137,720,786	100.0%	$115,250,949	100.0%

Weighted average LTV	92%		92%		92%

Gross RIF by LTV	March 31, 2019		December 31, 2018		March 31, 2018
($ in thousands)
85.00% and below	$1,797,794	5.0%	$1,741,823	5.1%	$1,519,929	5.3%
85.01% to 90.00%	10,083,981	28.1	9,819,171	28.5	8,543,010	29.8
90.01% to 95.00%	19,605,747	54.6	18,912,421	54.8	16,176,713	56.4
95.01% and above	4,438,308	12.3	4,009,033	11.6	2,451,909	8.5
Total	$35,925,830	100.0%	$34,482,448	100.0%	$28,691,561	100.0%

Portfolio by Loan Amortization Period
IIF by Loan Amortization Period	March 31, 2019		December 31, 2018		March 31, 2018
($ in thousands)
FRM 30 years and higher	$133,725,528	93.4%	$128,083,429	93.0%	$105,438,023	91.5%
FRM 20-25 years	2,912,323	2.1	2,965,782	2.2	3,008,292	2.6
FRM 15 years	3,335,714	2.3	3,445,447	2.5	3,746,030	3.2
ARM 5 years and higher	3,208,076	2.2	3,226,128	2.3	3,058,604	2.7
Total	$143,181,641	100.0%	$137,720,786	100.0%	$115,250,949	100.0%

			Exhibit F

Essent Group Ltd. and Subsidiaries
Supplemental Information
Other Risk in Force

($ in thousands)	March 31, 2019	December 31, 2018	March 31, 2018

GSE and other risk share (1)	$771,175	$655,384	$557,692

Weighted average credit score	747	748	751
Weighted average LTV	85%	85%	84%

(1) GSE and other risk share includes GSE risk share and other reinsurance transactions. Essent Reinsurance Ltd. ("Essent Re") provides insurance or reinsurance relating to the risk in force on loans in reference pools acquired by Freddie Mac and Fannie Mae.

												Exhibit G

Essent Group Ltd. and Subsidiaries
Supplemental Information
Portfolio Vintage Data
March 31, 2019

					Insurance in Force
Origination Year	Original Insurance Written ($ in thousands)	Remaining Insurance in Force ($ in thousands)	% Remaining of Original Insurance	Number of Policies in Force	% Purchase	>90% LTV	>95% LTV	FICO < 700	FICO >= 760	% FRM	Incurred Loss Ratio (Inception to Date) (1)	Number of Loans in Default

2010	$245,898	$7,157	2.9%	50	74.3%	65.1%	0.0%	1.3%	63.4%	100.0%	2.6%	—
2011	3,229,720	205,695	6.4	1,201	70.9	60.7	0.4	6.1	52.4	97.7	3.8	26
2012	11,241,161	1,609,891	14.3	8,601	74.3	67.2	0.7	5.6	56.2	98.8	2.3	99
2013	21,152,638	4,659,035	22.0	24,593	79.9	63.1	2.2	7.8	51.3	98.7	2.3	266
2014	24,799,434	7,756,142	31.3	41,736	88.9	65.2	4.6	15.6	41.2	96.7	3.2	539
2015	26,193,656	12,685,939	48.4	60,705	84.4	58.3	2.7	14.6	43.7	97.9	2.9	619
2016	34,949,319	23,979,879	68.6	106,160	82.5	57.3	6.7	13.6	45.4	98.5	3.3	900
2017	43,858,322	36,591,717	83.4	161,549	86.5	58.8	13.9	16.0	41.6	97.1	4.4	1,136
2018	47,508,525	44,763,371	94.2	182,922	91.9	60.6	17.3	14.8	41.2	97.9	4.3	509
2019 (through March 31)	11,000,309	10,922,815	99.3	42,291	87.6	60.1	17.4	15.1	40.8	98.1	0.3	2
Total	$224,178,982	$143,181,641	63.9	629,808	87.2	59.8	12.0	14.6	42.7	97.8	3.2	4,096

(1) Incurred loss ratio is calculated by dividing the sum of case reserves and cumulative amount paid for claims by cumulative net premiums earned.

														Exhibit H

Essent Group Ltd. and Subsidiaries
Supplemental Information
Reinsurance Vintage Data
March 31, 2019

($ in thousands)			Original Reinsurance in Force					Remaining Reinsurance in Force
Origination Year	Remaining Insurance in Force	Remaining Risk in Force	ILN		Other Reinsurance		Total	ILN	Other Reinsurance	Total	Losses Ceded to Date	Original First Layer Retention	Remaining First Layer Retention	Quarter-to-Date Premiums Ceded
2017	$35,526,434	$8,869,353	$424,412	(1)	$165,167	(2)	$589,579	$424,412	$165,167	$589,579	$—	$224,689	$224,453	$3,730
2018	43,948,691	11,010,711	473,184	(3)	118,650	(4)	591,834	473,184	118,650	591,834	—	253,643	253,643	2,308
Total	$79,475,125	$19,880,064	$897,596		$283,817		$1,181,413	$897,596	$283,817	$1,181,413	$—	$478,332	$478,096	$6,038

(1) Reinsurance provided by Radnor Re 2018-1 Ltd., through its issuance of mortgage insurance-linked notes ("ILNs"), effective March 2018.
(2) Reinsurance provided by a panel of reinsurers effective November 2018. Coverage provided immediately above the coverage provided by Radnor Re 2018-1 Ltd.
(3) Reinsurance provided by Radnor Re 2019-1 Ltd., through its issuance of ILNs, effective February 2019.
(4) Reinsurance provided by a panel of reinsurers effective February 2019. Coverage provided pari-passu to the coverage provided by Radnor Re 2019-1 Ltd.

			Exhibit I

Essent Group Ltd. and Subsidiaries
Supplemental Information
Portfolio Geographic Data

IIF by State
	March 31, 2019	December 31, 2018	March 31, 2018
CA	9.3%	9.1%	9.4%
TX	7.9	7.9	8.0
FL	7.4	7.4	7.1
WA	4.7	4.7	4.8
IL	3.8	3.8	3.9
NJ	3.7	3.8	3.7
NC	3.5	3.5	3.5
CO	3.4	3.4	3.1
GA	3.4	3.4	3.4
OH	3.3	3.3	3.2
All Others	49.6	49.7	49.9
Total	100.0%	100.0%	100.0%

Gross RIF by State
	March 31, 2019	December 31, 2018	March 31, 2018
CA	9.0%	8.9%	9.1%
TX	8.1	8.1	8.2
FL	7.6	7.5	7.2
WA	4.7	4.7	4.9
IL	3.7	3.8	3.8
NJ	3.7	3.7	3.7
NC	3.5	3.5	3.5
GA	3.5	3.5	3.5
OH	3.4	3.3	3.3
CO	3.3	3.3	3.1
All Others	49.5	49.7	49.7
Total	100.0%	100.0%	100.0%

			Exhibit J

Essent Group Ltd. and Subsidiaries
Supplemental Information
Defaults, Reserve for Losses and LAE, and Claims

Rollforward of Insured Loans in Default
	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Beginning default inventory	4,024	3,538	4,783
Plus: new defaults	2,918	2,747	1,994
Less: cures	(2,749)	(2,183)	(2,270)
Less: claims paid	(88)	(75)	(63)
Less: rescissions and denials, net	(9)	(3)	(2)
Ending default inventory	4,096	4,024	4,442

Rollforward of Reserve for Losses and LAE
	Three Months Ended
	March 31,	December 31,	March 31,
($ in thousands)	2019	2018	2018
Reserve for losses and LAE at beginning of period	$49,464	$53,355	$46,850
Add provision for losses and LAE occurring in:
Current year	11,828	11,239	9,952
Prior years	(4,721)	(12,238)	(4,643)
Incurred losses and LAE during the period	7,107	(999)	5,309
Deduct payments for losses and LAE occurring in:
Current year	15	690	—
Prior years	3,072	2,202	2,193
Loss and LAE payments during the period	3,087	2,892	2,193
Reserve for losses and LAE at end of period	$53,484	$49,464	$49,966

Claims
	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Number of claims paid	88	75	63
Total amount paid for claims (in thousands)	$2,899	$2,711	$2,143
Average amount paid per claim (in thousands)	$33	$36	$34
Severity	78%	82%	76%

					Exhibit J, continued
Essent Group Ltd. and Subsidiaries
Supplemental Information
Defaults, Reserve for Losses and LAE, and Claims

	March 31, 2019
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	2,172	53%	$11,374	23%	$117,607	10%
Four to eleven payments	1,492	36	23,599	48	80,842	29
Twelve or more payments	361	9	11,105	23	20,526	54
Pending claims	71	2	3,015	6	3,517	86
Total case reserves	4,096	100%	49,093	100%	$222,492	22
IBNR			3,682
LAE			709
Total reserves for losses and LAE			$53,484

Average reserve per default:
Case			$12.0
Total			$13.1

Default Rate	0.65%

	December 31, 2018
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	2,254	56%	$12,005	27%	$119,666	10%
Four to eleven payments	1,350	33	20,031	44	72,222	28
Twelve or more payments	357	9	10,523	23	20,419	52
Pending claims	63	2	2,749	6	3,182	86
Total case reserves	4,024	100%	45,308	100%	$215,489	21
IBNR			3,398
LAE			758
Total reserves for losses and LAE			$49,464

Average reserve per default:
Case			$11.3
Total			$12.3

Default Rate	0.66%

	March 31, 2018
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	1,958	44%	$10,879	24%	$110,964	10%
Four to eleven payments	2,214	50	25,547	56	130,461	20
Twelve or more payments	239	5	7,877	17	13,343	59
Pending claims	31	1	1,399	3	1,576	89
Total case reserves	4,442	100%	45,702	100%	$256,344	18
IBNR			3,428
LAE			836
Total reserves for losses and LAE			$49,966

Average reserve per default:
Case			$10.3
Total			$11.2

Default Rate	0.86%

				Exhibit K

Essent Group Ltd. and Subsidiaries
Supplemental Information
Investments Available for Sale

Investments Available for Sale by Asset Class
Asset Class	March 31, 2019		December 31, 2018
($ in thousands)	Fair Value	Percent	Fair Value	Percent
U.S. Treasury securities	$286,843	9.6%	$289,892	10.5%
U.S. agency securities	33,187	1.1	32,997	1.2
U.S. agency mortgage-backed securities	672,142	22.6	637,178	23.1
Municipal debt securities	461,382	15.5	483,879	17.5
Non-U.S. government securities	46,366	1.6	45,001	1.6
Corporate debt securities	763,401	25.6	725,201	26.3
Residential and commercial mortgage securities	187,210	6.3	121,838	4.4
Asset-backed securities	314,736	10.6	284,997	10.3
Money market funds	210,822	7.1	139,083	5.1
Total investments available for sale	$2,976,089	100.0%	$2,760,066	100.0%

Investments Available for Sale by Credit Rating
Rating (1)	March 31, 2019		December 31, 2018
($ in thousands)	Fair Value	Percent	Fair Value	Percent
Aaa	$1,526,070	51.3%	$1,362,781	49.4%
Aa1	132,432	4.4	124,435	4.5
Aa2	180,472	6.1	196,218	7.1
Aa3	151,085	5.1	143,315	5.2
A1	232,703	7.8	222,073	8.0
A2	197,798	6.6	199,238	7.2
A3	166,266	5.6	146,300	5.3
Baa1	148,334	5.0	162,695	5.9
Baa2	151,430	5.1	140,168	5.1
Baa3	33,284	1.1	26,805	1.0
Below Baa3	56,215	1.9	36,038	1.3
Total investments available for sale	$2,976,089	100.0%	$2,760,066	100.0%

(1) Based on ratings issued by Moody's, if available. S&P or Fitch rating utilized if Moody's not available.

Investments Available for Sale by Duration and Book Yield
Effective Duration	March 31, 2019		December 31, 2018
($ in thousands)	Fair Value	Percent	Fair Value	Percent
< 1 Year	$669,219	22.5%	$529,545	19.2%
1 to < 2 Years	300,735	10.1	285,060	10.3
2 to < 3 Years	302,996	10.2	251,763	9.1
3 to < 4 Years	424,770	14.3	278,804	10.1
4 to < 5 Years	318,980	10.7	429,005	15.6
5 or more Years	959,389	32.2	985,889	35.7
Total investments available for sale	$2,976,089	100.0%	$2,760,066	100.0%

Pre-tax investment income yield:
Three months ended March 31, 2019	2.85%

Net cash and investments at holding company, Essent Group Ltd.:
($ in thousands)
As of March 31, 2019	$73,793
As of December 31, 2018	$78,405

		Exhibit L

Essent Group Ltd. and Subsidiaries
Supplemental Information
Insurance Company Capital

	March 31, 2019	December 31, 2018
($ in thousands)
U.S. Mortgage Insurance Subsidiaries:
Combined statutory capital (1)	$1,987,048	$1,886,929

Combined net risk in force (2)	$26,813,408	$26,233,783

Risk-to-capital ratios: (3)
Essent Guaranty, Inc.	14.0:1	14.4:1
Essent Guaranty of PA, Inc.	4.0:1	4.2:1
Combined (4)	13.5:1	13.9:1

Essent Reinsurance Ltd.:
Stockholder's equity (GAAP basis)	$846,579	$798,612

Net risk in force (2)	$8,649,409	$8,265,763

(1) Combined statutory capital equals the sum of statutory capital of Essent Guaranty, Inc. plus Essent Guaranty of PA, Inc., after eliminating the impact of intercompany transactions. Statutory capital is computed based on accounting practices prescribed or permitted by the Pennsylvania Insurance Department and the National Association of Insurance Commissioners Accounting Practices and Procedures Manual.

(2) Net risk in force represents total risk in force, net of reinsurance ceded and net of exposures on policies for which loss reserves have been established.
(3) The risk-to-capital ratio is calculated as the ratio of net risk in force to statutory capital.
(4) The combined risk-to-capital ratio equals the sum of the net risk in force of Essent Guaranty, Inc. and Essent Guaranty of PA, Inc. divided by the combined statutory capital.

Exhibit M
Essent Group Ltd. and Subsidiaries
Supplemental Information
Reconciliation of Non-GAAP Financial Measure - Adjusted Book Value per Share

We believe that long-term growth in Adjusted Book Value per Share is an important measure of our financial performance and is a measure used to determine vesting on certain restricted stock granted to senior management under the Company’s long-term incentive plan. Adjusted Book Value per Share is a financial measure that is not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP) and is referred to as a non-GAAP measure. Adjusted Book Value per Share may be defined or calculated differently by other companies. Adjusted Book Value per Share is one measure used to monitor our results and should not be viewed as a substitute for those measures determined in accordance with GAAP.

Adjusted Book Value per Share is calculated by dividing Adjusted Book Value by Common Shares and Share Units Outstanding. Adjusted Book Value is defined as consolidated stockholders’ equity of the Company, excluding accumulated other comprehensive income (loss) plus the proceeds, if any, from the assumed exercise of all "in-the-money" options, warrants and similar instruments. Common Shares and Share Units Outstanding is defined as total common shares outstanding plus all equity instruments (including restricted share units) issued to management and the Board of Directors and any "in-the-money" options, warrants and similar instruments. Accumulated other comprehensive income (loss) includes unrealized gains and losses that arise from changes in the market value of the Company’s investments. The Company does not view these unrealized gains and losses to be indicative of our fundamental operating performance. As of March 31, 2019, December 31, 2018 and March 31, 2018, the Company does not have any options, warrants and similar instruments outstanding.

The following table sets forth the reconciliation of Adjusted Book Value to the most comparable GAAP amount as of March 31, 2019, December 31, 2018 and March 31, 2018 in accordance with Regulation G:

(In thousands, except per share amounts)	March 31, 2019	December 31, 2018	March 31, 2018

Numerator:
Total Stockholders' Equity (Book Value)	$2,527,803	$2,365,717	$1,995,290

Subtract: Accumulated Other Comprehensive Income (Loss)	9,373	(28,993)	(32,002)

Adjusted Book Value	$2,518,430	$2,394,710	$2,027,292

Denominator:
Total Common Shares Outstanding	98,364	98,139	98,102

Add: Restricted Share Units Outstanding	374	449	456

Total Common Shares and Share Units Outstanding	98,738	98,588	98,558

Adjusted Book Value per Share	$25.51	$24.29	$20.57